CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders
Putnam Classic Equity Fund:

We consent to the use of our report dated January 10, 2005, incorporated in this Registration Statement by reference, to the Putnam Classic Equity Fund and to the references to our firm under the captions "Financial Highlights" in the prospectuses and "Independent Registered Public Accounting Firm and Financial Statements" in the Statement of Additional Information.

                                                    KPMG LLP

Boston, Massachusetts
March 24, 2005